Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL ANNOUNCES AGREEMENT IN PRINCIPLE

TO SETTLE CLASS ACTION LITIGATION

SOUTH JORDAN, Utah, November 23, 2021 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, announced today that it has reached an agreement in principle to settle the secutities class action lawsuit against Merit and its Chief Executive Officer and Chief Financial Officer currently pending in the United States District Court for the Central District of California.  The lawsuit was filed in June 2020 after Merit’s stock price declined following disclosures made by Merit with respect to its operating and financial performance during 2019.  The settlement was reached following a voluntary mediaton process.

“We are pleased to resolve this matter and put it behind us in order to focus our attention on the continued growth and development of our business,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer.  “While we continue to believe the allegations in the case were without merit, we also believe that eliminating the distraction, expense and risk of continued litigation is in the best interests of Merit and its shareholders.”

The proposed settlement calls for a payment of $18.25 million in resolution of all claims asserted against Merit and all other defendants.  Approximately $8.5 million of the settlement payment is expected to be satisfied with proceeds of available insurance.  Merit anticipates that the settlement will also provide a full release of all claims against all defendants, including Merit and its officers, and will contain no admission of liability, wrongdoing or responsibility by any of the defendants.

The settlement remains subject to final documentation and approval by the court and is subject to satisfaction of customary conditions to effectivenenss.  A final non-appealable closure of the litigation could take several months.

Fiscal Year 2021 Financial Guidance

Based upon information currently available to Merit’s management, for the twelve months ending December 31, 2021, Merit is reaffirming net revenue, non-GAAP net income and non-GAAP earnings per share expectations and updating GAAP net income and earnings per share expectations to reflect the after-tax impact of the settlement payment, net of insurance proceeds, of approximately $7.3 million and $0.13 per share, respectively. Absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, Merit now expects the following:

Financial Measure	Prior Guidance Range	Updated Guidance Range

Net Sales	$1,060 - $1,070 million	$1,060 - $1,070 million

GAAP
Net Income	$38.1 - $46.4 million	$30.7 - $39.0 million
Earnings Per Share	$0.66 - $0.81	$0.53 - $0.68

Non-GAAP
Net Income	$118.8 - $127.1 million	$118.8 - $127.1 million
Earnings Per Share	$2.07 - $2.22	$2.07 - $2.22

●	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 500 individuals. Merit employs approximately 6,700 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding the agreement in principle to settle the pending class action litigation, Merit’s expectations regarding the likelihood, terms, conditions and timing of the anticipated settlement and Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP) and other financial measures,  are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and other filings with the SEC. Such risks and uncertainties include, but are not limited to, whether the agreement in principle to settle the pending securities class action litigation will become effective; whether Merit will be able to enter into definitive documentation with the plaintiffs on the terms and conditions it currently anticipates; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; disruptions in Merit’s supply chain, manufacturing or sterilization processes; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; reduced availability of, and price increases associated with, commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of

Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2020 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future results.  Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	non-GAAP operating income;
●	non-GAAP net income; and
●	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share,  non-GAAP operating income and non-GAAP net income because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Non-GAAP Operating Income

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items disclosed in reconciliation tables in the Company’s quarterly earnings releases.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income  for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, as well as other items disclosed in reconciliation tables in the Company’s quarterly earnings press releases.

Non-GAAP Earning per Share

Non-GAAP earnings per share is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

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